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Exhibit 1.1

BALL CORPORATION
$450,000,000
6 5/8% Senior Notes due 2018

UNDERWRITING AGREEMENT

        March 7, 2006

Lehman Brothers Inc.
Banc of America Securities LLC
J.P. Morgan Securities Inc.
Deutsche Bank Securities Inc.,
    As representatives of the several
    underwriters named in Schedule 1 attached hereto,
c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:

        Ball Corporation, an Indiana corporation (the "Company"), proposes to issue and sell to the several underwriters named in Schedule 1 hereto (the "Underwriters"), for whom you (the "Representatives") are acting as representatives, $450,000,000 in aggregate principal amount of its 6 5/8% Senior Notes due 2018 (the "Notes"). The Notes will be guaranteed (collectively, the "Guarantees") by each of the subsidiary guarantors named in Schedule 2 hereto (the "Guarantors"). The Notes and the Guarantees are collectively referred to herein as the "Securities." The Securities are to be issued pursuant to the provisions of a base indenture to be dated as of March 27, 2006 (the "Base Indenture"), among the Company, the Guarantors and The Bank of New York, as trustee (the "Trustee"), as amended and supplemented by a first supplemental indenture to be dated March 27, 2006 (the "Closing Date"). The Base Indenture, as supplemented by the first supplemental indenture, is referred to herein as the "Indenture." This agreement (the "Agreement") is to confirm the agreement concerning the purchase of the Securities from the Company by the Underwriters.

        1.     Representations, Warranties and Agreements of the Company and the Guarantors. The Company and the Guarantors listed on the signature pages hereto represent, warrant and agree that:

          (a)   A registration statement on Form S-3 (File No. 333-132143) relating to the Securities and certain other securities (i) has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder; (ii) has been filed with the Commission under the Securities Act; and (iii) is effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered or made available by the Company to the Representatives. As used in this Agreement:

            (i)    "Applicable Time" means 4:00 p.m. (New York City time) on the date of this Agreement;

            (ii)   "Effective Date" means any date as of which any part of such registration statement relating to the Securities became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations;

            (iii)  "Issuer Free Writing Prospectus" means each "free writing prospectus" (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Securities;

            (iv)  "Preliminary Prospectus" means any preliminary prospectus relating to the Securities included in such registration statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, including any preliminary prospectus supplement thereto relating to the Securities;

            (v)   "Pricing Disclosure Package" means, as of the Applicable Time, the most recent Preliminary Prospectus, together with each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus under Rule 433 of the Rules and Regulations;

            (vi)  "Prospectus" means the final prospectus relating to the Securities, including any prospectus supplement thereto relating to the Securities, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

            (vii) "Registration Statement" means, collectively, the various parts of such registration statement, each as amended as of the Effective Date for such part, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement;

            (viii)   the term "subsidiary" has the meaning assigned to it in Section 17 hereof, but shall be deemed to include each entity that will become a subsidiary after consummation of the U.S. Can Acquisition and the Alcan Bottles Acquisition;

            (ix)  "U.S. Can Acquisition" means the Company's acquisition of U.S. Can Corporation's ("U.S. Can") United States and Argentinean operations pursuant to the Merger Agreement;

            (x)   "Alcan Bottles Acquisition" means the Company's acquisition of Alcan Bottles from Alcan Inc. ("Alcan") pursuant to the Asset Purchase Agreement dated as of February 24, 2006 by and among the Company, Pechiney Plastic Packaging, Inc., Pechiney Plastic Packaging (Canada) Inc., Alcan Packaging Flexible France (the "APA"); and

            (xi)  "Merger Agreement" means the Agreement and Plan of Merger dated February 14, 2006 by and among the Company, Ball Aerosol and Specialty Container Corporation ("BASCC"), U.S. Can and certain securityholders of U.S. Can pursuant to which BASCC will merge with and into U.S. Can, with U.S. Can surviving as the surviving entity.

  Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to the "most recent Preliminary Prospectus" shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) prior to or on the date hereof (including, for purposes hereof, any documents incorporated by reference therein prior to or on the date hereof). Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Company on Form 10-K filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding for such purpose has been instituted or, to the knowledge of the Company, threatened by the Commission. The Commission has not notified the Company of any objection to the use of the form of the Registration Statement.

          (b)   The Company was a "well-known seasoned issuer" (as defined in Rule 405) at the most recent eligibility determination date specified in paragraph (2) of the definition of "well-known seasoned issuer" eligible to use Form S-3 for the offering of the Securities, including not having been an "ineligible issuer" (as defined in Rule 405) at any such time or date. The Registration Statement is an "automatic shelf registration statement" (as defined in Rule 405) and was filed not earlier than the date that is three years prior to the Closing Date.

          (c)   The Registration Statement complied and will comply in all material respects on the Effective Date and on the Closing Date, and any amendment to the Registration Statement filed after the date hereof will comply in all material respects when filed, to the requirements of the Securities Act and the Rules and Regulations. The Preliminary Prospectus complied, and the Prospectus will comply, in all material respects when filed with the Commission pursuant to Rule 424(b) and on the Closing Date to the requirements of the Securities Act and the Rules and Regulations. The documents incorporated by reference in the most recent Preliminary Prospectus or the Prospectus complied, and any further documents to be filed and so incorporated will comply, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.

          (d)   Each part of the Registration Statement did not, as of the Effective Date of such part, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to (i) information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e) or (ii) the part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of the Trustee.

          (e)   The Prospectus will not, as of its date, or, as amended and supplemented, if applicable, as of the date of any amendment or supplement thereto, if applicable, or as of the Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

          (f)    The documents incorporated by reference in the most recent Preliminary Prospectus or the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (g)   The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

          (h)   Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433), when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information relating to any Underwriter contained in or omitted from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

          (i)    Each Issuer Free Writing Prospectus complied or will comply in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Company has not made any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior consent of the Representatives. The Company has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations.

          (j)    The Indenture has been duly qualified under the Trust Indenture Act, and has been duly authorized, executed and, on the Closing Date will be, duly delivered by, and will be a valid and binding agreement of, the Company and each Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and equitable principles of general applicability.

          (k)   The Company is a corporation duly incorporated and validly existing and in good standing under the laws of the state of Indiana with all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the most recent Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus, and is duly qualified to conduct its business and is in good standing as a foreign corporation in each jurisdiction or place where the nature of its properties or the conduct of its business requires such qualification, except where the failure to qualify or to be in good standing would not reasonably be expected to have a material adverse effect on the financial condition, business, prospects, properties or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect").

          (l)    Each of the Company's subsidiaries (as defined in Section 17 hereof) is a corporation or limited liability company duly incorporated or formed, as the case may be, and validly existing and in good standing under the laws of its state of organization with full power and authority to own, lease and operate its properties and to conduct its business as presently conducted, and is duly qualified to conduct its business and is in good standing as a foreign corporation in each jurisdiction where the nature of its properties or the conduct of its business requires such qualification, except where the failure so to qualify or to be in good standing does not have a Material Adverse Effect.

          (m)  All the shares of capital stock, partnership, membership or other equity interest of the Company and its Restricted Subsidiaries (as defined in the most recent Preliminary Prospectus and the Prospectus) outstanding prior to the issuance of the Notes have been duly authorized and validly issued and are fully paid and nonassessable. All of the issued shares of the capital stock, partnership, membership or other equity interest of each subsidiary of the Company are owned directly or indirectly by the Company (except for directors' qualifying shares), free and clear of all liens, encumbrances, or claims, except for such as are described in the most recent Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus, granted pursuant to the Existing Credit Facilities (as defined in the most recent Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus) or such as would not reasonably be expected to have a Material Adverse Effect.

          (n)   The Company and each Guarantor has all requisite corporate or limited liability company, as the case may be, power and authority to execute, deliver and perform its obligations under this Agreement, the Indenture and the Notes. This Agreement has been duly authorized, executed and delivered by the Company and each Guarantor and, assuming due authorization, execution and delivery by the Underwriters, constitutes the valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing and (iv) except as rights to indemnity and contribution hereunder may be limited by Federal or state securities laws or principles of public policy.

          (o)   The Indenture has been duly authorized by the Company and each Guarantor, and upon its execution and delivery by the Company and each Guarantor and, assuming due authorization, execution and delivery by the Trustee, will constitute the valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

          (p)   The Notes have been duly authorized by the Company and when duly executed by the Company in accordance with the terms of the Indenture and, assuming due authentication, execution and delivery of the Notes by the Trustee in accordance with the terms of the Indenture, upon delivery to the Underwriters against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, subject to (i) the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing and (iv) except as rights to indemnity and contribution hereunder may be limited by Federal or state securities laws or principles of public policy. The Notes will conform to the description thereof in the most recent Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus in all material respects.

          (q)   The Guarantees to be endorsed on the Notes have been duly authorized by each Guarantor and, if and when executed and delivered by each Guarantor in accordance with the terms of the Indenture and, assuming due authentication of the Notes and Guarantees by the Trustee, upon delivery to the Underwriters against payment therefor in accordance with the terms hereof, have been validly issued and delivered, and will constitute valid and binding obligations of each of the Guarantors, entitled to the benefits of the Indenture, enforceable against each of the Guarantors in accordance with their terms, subject to (i) the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether enforcement is considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing. The Guarantees will conform to the description thereof in the most recent Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus in all material respects.

          (r)   Each Guarantor has all requisite corporate power and authority to execute, deliver and perform its obligations under the Guarantees.

          (s)   Other than as disclosed in the most recent Preliminary Prospectus and the Prospectus, the Company does not own capital stock or other equity interests of any corporation or entity which would be required by the Indenture to be a Guarantor thereunder. All of the Company's domestic subsidiaries other than (i) Ball Corporation (a Nevada corporation), Ball Glass Containers, Inc., Ball Metal Container Corporation, Heekin Can, Inc., Ball Asia Services Limited, Ball Glass Container Corporation, Ball Holdings Corp., Ball Technology Services Corporation and any other Excluded Subsidiaries (as defined in the most recent Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus) (the "Excluded Subsidiaries") and (ii) Ball Asia Pacific (as defined in the most recent Preliminary Prospectus and the Prospectus), Ball Capital Corp. II and any other Unrestricted Subsidiaries (as defined in the most recent Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus) (the "Unrestricted Subsidiaries") are Guarantors under the Indenture; and as of the date hereof, the Excluded Subsidiaries have aggregate net sales of not more than $10 million in any twelve-month period and aggregate assets, including capitalization, of not more than $10 million.

          (t)    The execution, delivery and performance of this Agreement, the Indenture and the Notes by the Company, the issuance of the Guarantees, the consummation of the transactions contemplated hereby and the application of the proceeds from the sale of the Securities as described under "Use of Proceeds" in each of the most recent Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any Material Agreement (as defined below) (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Company or any of its subsidiaries; (iii) impose any lien, charge or encumbrance upon any property or assets of the Company and its subsidiaries, except for such as are described in the most recent Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus, granted pursuant to the Existing Credit Facilities, or (iv) violate in any material respect any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except, in the case of clauses (i), (iii) and (iv), for such matters as would not have a Material Adverse Effect.

          (u)   No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets is required for the execution, delivery and performance of this Agreement, the Indenture, the Notes by the Company, the issuance of the Guarantees, the consummation of the transactions contemplated hereby and the application of the proceeds from the sale of the Securities as described under "Use of Proceeds" in each of the most recent Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus, except for (i) such consents, approvals, authorizations, orders or filings that have been obtained or made or where the failure to do so would not have a Material Adverse Effect and (ii) by applicable state securities laws or Blue Sky laws in connection with the offer and sale of the Securities.

          (v)   Except as described in the most recent Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus and as required by the Merger Agreement, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

          (w)  Neither the Company nor any of the Guarantors have sold or issued any securities that would be integrated with the offering of the Securities contemplated by this Agreement pursuant to the Securities Act, the Rules and Regulations or the interpretations thereof by the Commission.

          (x)   Except as described in the most recent Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the most recent Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect, and since such date, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, stockholders' equity, properties, management, business or prospects of the Company and its subsidiaries taken as a whole, in each case except as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (y)   Except as disclosed in or specifically contemplated by the most recent Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus, subsequent to the date as of which such information was given, (i) neither the Company nor any of its subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, in each case not in the ordinary course of business, that is material to the Company and its subsidiaries, taken as a whole, (ii) there has been no Material Adverse Effect, and (iii) except as disclosed in or contemplated by the most recent Preliminary Prospectus and the Prospectus, since the date of the latest audited combined financial statements of the Company included in the most recent Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus, there has been no (A) dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock (other than the payment of regular quarterly cash dividends), (B) issuance of securities (other than pursuant to the Company's or such subsidiary's employee benefit plans and agreements and the issuance of the Securities offered hereby) or (C) material increase in short-term or long-term debt of the Company or such subsidiary.

          (z)   The consolidated and combined historical financial statements, together with the related notes thereto, set forth or incorporated by reference in the most recent Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act applicable to registration statements on Form S-3 under the Securities Act. Such historical financial statements fairly present in all material respects the financial position of the Company at the respective dates indicated and the results of operations and cash flows for the respective periods indicated, in each case in accordance with generally accepted accounting principles ("GAAP"), consistently applied throughout such periods. The other financial information and data included or incorporated by reference in the most recent Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

          (aa) The net sales and EBITDA financial data of U.S. Can and Alcan included in the most recent Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus is based upon unaudited financial information provided by U.S. Can and Alcan to the Company, which information is the subject of representations and warranties contained in the Merger Agreement and the APA, as applicable, that the Company does not believe, as of the date hereof, to be untrue in any material respects.

          (bb) The accountants, PricewaterhouseCoopers, LLP, who have certified certain of the financial statements of the Company included as part of the most recent Preliminary Prospectus and the Prospectus, or incorporated by reference therein, and who have delivered and will deliver both the letters referred to in Section 7(f) and 7(g) hereof, are and were independent registered public accountants as required by the Securities Act and the Rules and Regulations during the period covered by the financial statements on which they reported contained or incorporated by reference in the most recent Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus.

          (cc) The market-related and industry data included or incorporated by reference in the most recent Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus are based upon estimates by the Company derived from sources which the Company believes to be reliable and accurate in all material respects.

          (dd) The Company and each Guarantor is not, and as of the Closing Date and, after giving effect to the offer and sale of the Securities and the application of the proceeds therefrom as described under "Use of Proceeds" in the most recent Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus, will not be, an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the rules and regulations of the Commission thereunder.

          (ee) Except as described in the most recent Preliminary Prospectus and the Prospectus, there are no legal or governmental proceedings pending or, to the knowledge of the Company or any of the Guarantors, expressly contemplated by, or threatened, against the Company or any of the Guarantors or to which any of its properties are subject, that are not disclosed in the most recent Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus or incorporated by reference therein, and are reasonably likely to have a Material Adverse Effect or to materially and adversely affect the issuance of the Securities or the consummation of the other transactions contemplated hereby. Except as disclosed in the most recent Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of the Guarantors is involved in any strike, job action or labor dispute with any group of employees that is reasonably likely to have a Material Adverse Effect and, to the knowledge of the Company and each of the Guarantors, no such action or dispute is threatened.

          (ff)  Except as described in the most recent Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus, no material relationship, direct or indirect, exists between or among the Company or any of the Guarantors on the one hand, and the directors, officers, shareholders, members, partners, customers or suppliers of the Company on the other hand, that would be required to be described in the most recent Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus pursuant to Item 404 of Regulation S-K of the Securities Act, which is not so described.

          (gg) The Company and each of its significant subsidiaries has filed all Federal, state and local income and franchise tax returns required to be filed through the date hereof (other than those the nonfiling of which would not have a Material Adverse Effect) and has paid all taxes due thereon, other than those being contested in good faith and for which reserves have been provided in accordance with GAAP currently payable without penalty or interest, or the nonpayment of which would not have a Material Adverse Effect. No tax deficiency has been determined adversely to the Company which would, nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company, would, in either such case, have a Material Adverse Effect.

          (hh) The Company and each of its subsidiaries together maintain or are entitled to the benefits of insurance covering their properties, operations, personnel and businesses. Such insurance insures against such losses and risks as are reasonably adequate in accordance with customary industry practice to protect the Company and its subsidiaries and their businesses taken as a whole.

          (ii)   Neither the Company nor any of its subsidiaries (i) is in violation of its certificate of incorporation, bylaws or other organizational documents, (ii) is in default in any material respect in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of their respective properties or assets is subject that is material to the Company's consolidated financial condition or prospects (collectively, the "Material Agreements") or (iii) is in violation in any material respect of any law, statute or ordinance or any rule, regulation, injunction or decree of any court or governmental agency to which their property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise, or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of (i), (ii) or (iii), as would not, individually or in the aggregate, have a Material Adverse Effect.

          (jj)   There is and has been no failure on the part of the Company or, to the Company's knowledge, any of the Company's directors or officers, in their capacities as such, to comply in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

          (kk) The Company and each of its subsidiaries will, on or prior to the Closing Date, have such permits, licenses, franchises, certificates, consents, orders and other approvals or authorizations of any governmental or regulatory authority ("Permits") as are necessary under applicable law to own its properties and to conduct its businesses in the manner described in the most recent Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus, except to the extent that the failure to have such Permits would not reasonably be expected to have a Material Adverse Effect. The Company and each of its subsidiaries is in compliance in all material respects with all its material obligations with respect to the Permits, and, to the knowledge of the Company, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualification as may be set forth in the most recent Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus and except to the extent that any such revocation, termination or impairment would not reasonably be expected to have a Material Adverse Effect.

          (ll)   Except as would not reasonably be expected to have a Material Adverse Effect, the Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others.

          (mm) Except as set forth in the most recent Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus, there has been no storage, disposal, generation, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company in violation of any applicable law, ordinance, rule, regulation or order, or which would require remedial action under any applicable law, ordinance, rule, regulation or order, except for any violation or remedial action which would not be reasonably likely to have, singularly or in the aggregate, a Material Adverse Effect; except as set forth in, or specifically contemplated by, the most recent Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or with respect to which the Company has knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not be reasonably likely to have, singularly or in the aggregate, a Material Adverse Effect; and the terms "hazardous wastes," "medical wastes," "toxic wastes," and "hazardous substances" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

          (nn) Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, employee or agent of the Company or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

          (oo) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the "Money Laundering Laws") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

          (pp) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

          (qq) The Company has not distributed and, prior to the Closing Date, will not distribute any offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with Section 1(i) or 5(a)(vii).

          (rr)  Prior to the date hereof, neither the Company nor any of its subsidiaries has taken any action which is designed to or which has constituted or which reasonably would have been expected to cause or result in stabilization or manipulation of the price of any debt security of the Company or its subsidiaries in connection with the offering of the Securities.

        Any certificate signed by any officer of the Company or any Guarantor and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company or such Guarantor, as to matters covered thereby, to each Underwriter.

        2.     Purchase and Resale of the Notes by the Underwriters. The Company hereby agrees, on the basis of the representations, warranties and agreements of the Underwriters contained herein and subject to all the terms and conditions set forth herein, to issue and sell to the Underwriters and, upon the basis of the representations, warranties and agreements of the Company and the Guarantors herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of 98.549% of the principal amount thereof, the principal amount of Notes set forth opposite the name of such Underwriter in Schedule 1 hereto. The Company and the Guarantors shall not be obligated to deliver any of the Securities to be delivered hereunder except upon payment for all of the Notes to be purchased as provided herein.

        3.     Offering of Notes by the Underwriters. Upon authorization by the Representatives of the release of the Notes, the several Underwriters propose to offer the Notes for sale upon the terms and conditions to be set forth in the Prospectus.

        4.     Delivery of and Payment for the Notes. Delivery to the Underwriters of and payment for the Notes shall be made at the office of Latham & Watkins LLP, 885 Third Avenue, Suite 1000, New York, New York, at 9:00 A.M., New York time, on the Closing Date, or such other place or time as you and the Company shall designate. The Notes will be delivered to the Underwriters against payment by or on behalf of the Underwriters of the purchase price therefor by wire transfer to such account or accounts as the Company shall specify prior to the Closing Date or by such means as the parties hereto shall agree prior to the Closing Date in immediately available funds, by causing The Depository Trust Company ("DTC") to credit the Notes to the account of the Underwriters at DTC. The Notes will be evidenced by one or more global securities in definitive form (the "Global Notes") and/or by additional definitive securities, and will be registered, in the case of the Global Notes, in the name of Cede & Co. as nominee of DTC, and in the other cases, in such names and in such denominations as the Underwriters shall request prior to 9:30 A.M., New York City time, on the second business day preceding the Closing Date. The Notes to be delivered to the Underwriters shall be made available to the Underwriters in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date.

        5.     Further Agreements of the Company, the Guarantors and the Underwriters. (a) The Company and each of the Guarantors agrees:

          (i)    To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the Closing Date except as provided herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representatives with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose, of any notice from the Commission objecting to the use of the form of the Registration Statement or any post-effective amendment thereto or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

          (ii)   To pay the applicable Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein;

          (iii)  To furnish promptly to each of the Representatives and to counsel for the Underwriters a conformed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

          (iv)  To deliver promptly or make available to the Representatives such number of the following documents as the Representatives shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, (C) each Issuer Free Writing Prospectus and (D) any document incorporated by reference in any Preliminary Prospectus or the Prospectus; and, if, during the period (not to exceed nine months) when the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required by law in connection with the sale of the Securities by an Underwriter, any event relating to or affecting the Company or any of its subsidiaries shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason during such period it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance;

          (v)   During the period specified immediately following clause (D) of Section 5(a)(iv) above, to file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission;

          (vi)  During the period specified immediately following clause (D) of Section 5(a)(iv) above, prior to filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus, any document incorporated by reference in the Prospectus or any amendment to any document incorporated by reference in the Prospectus, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing;

          (vii) Not to make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives;

          (viii)   To retain in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules and Regulations; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives and, upon their request, to prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance;

          (ix)  Promptly from time to time to take such commercially reasonable action as the Representatives may reasonably request to qualify the Securities for offering and sale under the applicable securities laws of such jurisdictions as the Representatives may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities; provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction, (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject or (iv) comply with any other requirements in connection with such qualification deemed by the Company to be unduly burdensome;

          (x)   To use all commercially reasonable efforts to do and perform all things required to be done and performed under this Agreement by it prior to or after the Closing Date and to satisfy all conditions precedent on its part to the delivery of the Notes;

          (xi)  For a period of 90 days from the date of the Prospectus, not to, directly or indirectly, sell, contract to sell, grant any option to purchase, issue any instrument convertible into or exchangeable for, or otherwise transfer or dispose of, any debt securities of the Company in a public or private offering for cash having a maturity of more than one year from the date of issue of such securities, except with the prior consent of each of the Underwriters, which consent shall not be unreasonably withheld;

          (xii)   To comply with all agreements set forth in the representation letters of the Company to DTC relating to the approval of the Notes by DTC for "book-entry" transfer and to permit the Notes to be eligible for clearance and settlement through DTC;

          (xiii)   To apply the net proceeds from the sale of the Securities being sold by the Company as set forth in the Prospectus;

          (xiv)   During the period that is two years after the Closing Date, to take such steps as shall be necessary to ensure that the Company does not become an "investment company" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder;

          (xv) To not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Notes to facilitate the sale or resale of the Notes.

        (b)   Each Underwriter severally agrees that such Underwriter shall not include any "issuer information" (as defined in Rule 433) in any "free writing prospectus" (as defined in Rule 405) used or referred to by such Underwriter without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, "Permitted Issuer Information"); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus and each Underwriter represents and agrees that it has complied and will comply with the requirements of Rule 433 of the Securities Act applicable to any underwriter free writing prospectus used or referred to by such Underwriter in connection with the offer and sale of the Securities.

        6.     Expenses. The Company and the Guarantors agree, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses and fees incident to the performance of its obligations under this agreement, including those in connection with (a) the authorization, issuance, sale and delivery of the Notes and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Notes; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, or any document incorporated by reference therein, all as provided in this Agreement; (d) the production and distribution of this Agreement, the Indenture and any other related documents reasonably necessary in connection with the offering, purchase, sale and delivery of the Securities (but not, however, legal fees and expenses of counsel to the Underwriters incurred in connection with any of the foregoing); (e) the fee of the National Association of Securities Dealers, Inc. (the "NASD") in connection with any review by it of the terms of sale of the Securities; (f) the qualification of the Securities under the securities laws of the several jurisdictions as provided in Section 5(a)(x) and the preparation, printing and distribution of a Blue Sky Memorandum (including, without limitation, the reasonable fees and disbursements of counsel to the Underwriters relating to such registration or qualification, which fees and disbursements of counsel will be $15,000); (g) the investor presentations on any "road show" undertaken in connection with the marketing of the Securities, including, without limitation, expenses associated with any electronic roadshow, travel and lodging expenses of the representatives and officers of the Company and the cost of any aircraft chartered in connection with the road show; (h) the preparation of certificates for the Notes including, without limitation, printing and engraving, (i) the fees, disbursements and expenses of the Company's counsel and accountants, (j) all fees and expenses (including fees and expenses of counsel) of the Company in connection with approval of the Notes by DTC for "book-entry" transfer, and (k) the fees and expenses of the Trustee, any agent of the Trustee and the counsel for the Trustee in connection with the Indenture, the Notes and the Guarantees. It is understood, however, that except as provided in this Section 6 and Sections 8 and 11, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on the resale of any of the Securities by them, and any advertising expenses, if any, incurred by them in connection with the offering.

        7.     Conditions of Underwriters' Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and again on the Closing Date as if made again on such date, of the representations and warranties of the Company and the Guarantors contained herein, to the performance by the Company and the Guarantors of their respective obligations hereunder, and to each of the following additional terms and conditions:

          (a)   The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a)(i); the Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or, to the knowledge of the Company, threatened by the Commission; any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with; and the Commission shall not have notified the Company of any objection to the use of the form of the Registration Statement.

          (b)   No Underwriter shall have discovered and disclosed to the Company on or prior to the Closing Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, (i) as of the Effective Date as to the Registration Statement or any amendment or supplement thereto, (ii) as of its date as to the Prospectus or as of the date when any supplement or amendment to the Prospectus is filed as to the Prospectus as further amended or supplemented and (iii) as of the Applicable Time as to the Pricing Disclosure Package, contains an untrue statement of a fact which, in the reasonable opinion of Latham & Watkins LLP, counsel for the Underwriters, is material or omits to state a fact which, in the reasonable opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading in the case of the Registration Statement or any amendment or supplement thereto and not misleading, in the light of the circumstances under which they were made, in the case of the Prospectus and the Pricing Disclosure Package.

          (c)   All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Notes, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company and the Guarantors shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

          (d)   Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Company, and Charles Baker, Vice President and General Counsel of the Company, each shall have furnished to the Representatives their written opinions, addressed to the Underwriters and dated the Closing Date, in the form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibits A and B, respectively.

          (e)   The Representatives shall have received from Latham & Watkins LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representatives may reasonably require, and the Company and the Guarantors shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

          (f)    At the time of execution of this Agreement, the Representatives shall have received from PricewaterhouseCoopers, LLP, independent registered public accountants, a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent registered public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

          (g)   With respect to the letter of PricewaterhouseCoopers, LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the "initial letter"), the Company shall have furnished to the Representatives a letter (the "bring-down letter") of such accountants, addressed to the Underwriters and dated the Closing Date (i) confirming that they are independent registered public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

          (h)   The Company shall have furnished to the Representatives a certificate, dated the Closing Date, of a Vice President and its Chief Financial Officer or Treasurer stating that:

            (i)    the representations and warranties (after giving effect to all materiality qualifiers therein) of the Company in this Agreement and the Guarantors in Section 1 are true and correct as of the Closing Date and giving effect to the consummation of the transactions contemplated by this Agreement;

            (ii)   the Company and each Guarantor has complied in all material respects with all of its agreements contained herein;

            (iii)  the conditions set forth in Sections 7(i), 7(j) and 7(k) of this Agreement have been fulfilled.

            (iv)  no stop order suspending the effectiveness of the Registration Statement has been issued; no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened; and the Commission has not notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto; and

            (v)   they have carefully examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the Closing Date, or (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth.

          (i)    None of the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the most recent Preliminary Prospectus, (i) any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) since such date, there shall not have been any change in the capital stock or long-term debt of the Company, or any Material Adverse Effect otherwise than as set forth or contemplated in, or incorporated by reference therein, the most recent Preliminary Prospectus or the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the reasonable, good faith judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes being delivered on the Closing Date on the terms and in the manner contemplated in the Prospectus.

          (j)    Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization" (as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act), and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities.

          (k)   The U.S. Can Acquisition has closed on terms in all material respects the same as contemplated by the Merger Agreement.

          (l)    Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (ii) a banking moratorium shall have been declared by federal or state authorities; (iii) the United States shall have become directly engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States; or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such), in each case (i) through (iv), as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Notes being delivered on the Closing Date on the terms and in the manner contemplated in the Prospectus.

        All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

        8.     Indemnification and Contribution.

          (a)   The Company and each Guarantor, jointly and severally, shall indemnify and hold harmless each Underwriter, its directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Securities), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto or (C) any Permitted Issuer Information used or referred to in any "free writing prospectus" (as defined in Rule 405) used or referred to by any Underwriter, (D) any "road show" (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus (a "Non-Prospectus Road Show") or (E) in any blue sky application or other document prepared or executed by the Company or any Guarantor (or based upon any written information furnished by the Company or any Guarantor) specifically for the purpose of qualifying any or all of the Securities under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a "Blue Sky Application") or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Blue Sky Application, any material fact or necessary to make the statements therein in light of the circumstances under which they were made not misleading and shall reimburse each Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and the Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Blue Sky Application, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein. The foregoing indemnity agreement is in addition to any liability which the Company or the Guarantors may otherwise have to any Underwriter or to any director, officer, employee or controlling person of that Underwriter.

          (b)   Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, each Guarantor, and each of their respective directors, officers and employees, and each person, if any, who controls the Company or such Guarantor within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show or Blue Sky Application, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show or Blue Sky Application, any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, shall reimburse the Company, any Guarantor and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company, any Guarantor or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Company, any Guarantor or any such director, officer, employee or controlling person.

          (c)   Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representatives shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the reasonable fees and expenses of such counsel shall be at the expense of such Underwriter unless (i) the employment of such counsel shall have been specifically authorized in writing by the Company, (ii) the Company shall have failed to assume the defense and employ counsel, (iii) counsel which has been provided by the Company reasonably determines that its representation of such Underwriter would present it with a conflict of interest or (iv) the named parties to any such action (including any impleaded parties) include both such Underwriter and the Company, and such Underwriter shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company (in which case the Company shall not have the right to assume the defense of such action on behalf of such Underwriter, it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Underwriters, which firm shall be designated in writing by Lehman Brothers Inc. and that all such reasonable fees and expenses shall be reimbursed as they are incurred). No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

          (d)   If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Underwriters, on the other, from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company and the Guarantors, on the one hand, and the total discounts and commissions received by the Underwriters with respect to the Securities purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Securities under this Agreement, in each case as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Guarantors or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Guarantors and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8 shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

          (e)   The Underwriters severally confirm and the Company and the Guarantors acknowledge that the statements with respect to the offering of the Securities by the Underwriters set forth on the cover page of, and the concession and reallowance figures and the paragraph relating to stabilization by the Underwriters appearing under the caption "Underwriting" in, the most recent Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show.

        9.     Defaulting Underwriters. If, on the Closing Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Securities that the defaulting Underwriter agreed but failed to purchase on the Closing Date in the respective proportions set forth opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total aggregate principal amount of the Securities set forth opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Securities on the Closing Date if the principal amount of the Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total aggregate principal amount of the Securities to be purchased on the Closing Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the principal amount of the Securities that it agreed to purchase on the Closing Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Securities to be purchased on the Closing Date. If the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase the Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase on the Closing Date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company and the Guarantors will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 11. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

        Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other Underwriters are obligated or agree to purchase the Securities of a defaulting or withdrawing Underwriter, either the Representatives or the Company may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

        10.   Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Sections 7(i), 7(j) and 7(l) shall have occurred or if the Underwriters shall decline to purchase the Securities for any reason permitted under this Agreement.

        11.   Reimbursement of Underwriters' Expenses. If the Company or any of the Guarantors shall fail to tender the Notes and Guarantees for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company or any Guarantor to perform any agreement on its part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Company or any Guarantor is not fulfilled, the Company and the Guarantors will reimburse the Underwriters for all reasonable out-of-pocket expenses (including the reasonable fees and disbursements of its counsel) (accompanied by documentation) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Securities, and upon demand the Company and the Guarantors shall pay the full amount thereof to the Underwriters.

        12.   Research Analyst Independence. The Company acknowledges that the Underwriters' research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters' research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company and the Guarantors hereby waive and release, to the fullest extent permitted by law, any claims that the Company or any of the Guarantors may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company or the Guarantors by such Underwriters' investment banking divisions. The Company and the Guarantors acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

        13.   No Fiduciary Duty. The Company and the Guarantors acknowledge and agree that in connection with this offering, sale of the Notes or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Company, the Guarantors and any other person, on the one hand, and the Underwriters, on the other, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to either the Company or the Guarantors, including, without limitation, with respect to the determination of the public offering price of the Notes, and such relationship between the Company and the Guarantors, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Company or the Guarantors shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Company and the Guarantors. The Company and the Guarantors hereby waive any claims that the Company or the Guarantors may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

        14.   Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

          (a)   if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: 646-834-8133), with a copy, in the case of any notice pursuant to Section 8(b), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, 10th Floor, New York, New York 10022 (Fax: 212-520-0421); or

          (b)   if to the Company or the Guarantors, shall be delivered or sent by mail or facsimile transmission to Ball Corporation, 10 Longs Peak Drive, Broomfield, Colorado 80021-2510, Attention: Charles Baker (Fax: (303) 460-2691), with a copy to Skadden, Arps, Slate, Meagher & Flom, 333 West Wacker Drive, Suite 2100, Chicago, Illinois 60606, Attention: Charles W. Mulaney, Jr. (Fax: (312) 407-0411);

provided however, that any notice to an Underwriter pursuant to Section (b) shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to Lehman Brothers Inc., which address will be supplied to any other party hereto by Lehman Brothers Inc. upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Lehman Brothers Inc. on behalf of the Representatives.

        15.   Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Guarantors and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company and the Guarantors contained in this Agreement shall also be deemed to be for the benefit of the persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of the directors, officers and employees of each of the Company and the Guarantors and any person controlling the Company and the Guarantors within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

        16.   Survival. The respective indemnities, representations, warranties and agreements of the Company, the Guarantors and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

        17.   Definition of the Terms "Business Day" and "Subsidiary." For purposes of this Agreement, (a) "business day" means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) "subsidiary" has the meaning set forth in Rule 405.

        18.   Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

        19.   Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

        20.   Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature page follows]

        If the foregoing correctly sets forth the agreement among the Company, the Guarantors and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,
BALL CORPORATION
By:	/s/ SCOTT C. MORRISON
Name:	Scott C. Morrison
Title:	Vice President and Treasurer
BALL AEROSPACE AND TECHNOLOGIES CORP.
By:	/s/ SCOTT C. MORRISON
Name:	Scott C. Morrison
Title:	Vice President and Treasurer
BALL METAL BEVERAGE CONTAINER CORP.
By:	/s/ SCOTT C. MORRISON
Name:	Scott C. Morrison
Title:	Vice President and Treasurer
BALL METAL FOOD CONTAINER CORP.
By:	/s/ SCOTT C. MORRISON
Name:	Scott C. Morrison
Title:	Vice President and Treasurer
BALL METAL PACKAGING SALES CORP.
By:	/s/ SCOTT C. MORRISON
Name:	Scott C. Morrison
Title:	Vice President and Treasurer
BALL PACKAGING CORP.
By:	/s/ SCOTT C. MORRISON
Name:	Scott C. Morrison
Title:	Vice President and Treasurer
BALL PLASTIC CONTAINER CORP.
By:	/s/ SCOTT C. MORRISON
Name:	Scott C. Morrison
Name:	Scott C. Morrison
Title:	Vice President and Treasurer
BALL TECHNOLOGIES HOLDINGS CORP.
By:	/s/ SCOTT C. MORRISON
Name:	Scott C. Morrison
Name:	Scott C. Morrison
Title:	Vice President and Treasurer
LATAS DE ALUMINIO BALL, INC
By:	/s/ SCOTT C. MORRISON
Name:	Scott C. Morrison
Name:	Scott C. Morrison
Title:	Vice President and Treasurer
BALL PAN-EUROPEAN HOLDINGS, INC.
By:	/s/ CHARLES E. BAKER
Name:	Charles E. Baker
Title:	Assistant Secretary
BG HOLDINGS I, INC.
By:	/s/ SCOTT C. MORRISON
Name:	Scott C. Morrison
Title:	Vice President and Treasurer
BG HOLDINGS II, INC.
By:	/s/ SCOTT C. MORRISON
Name:	Scott C. Morrison
Title:	Vice President and Treasurer
EFRATOM HOLDING INC.
By:	/s/ SCOTT C. MORRISON
Name:	Scott C. Morrison
Title:	Vice President and Treasurer
METAL PACKAGING INTERNATIONAL, INC.
By:	/s/ CHARLES E. BAKER
Name:	Charles E. Baker
Title:	Secretary
BALL AEROSOL AND SPECIALTY CONTAINER CORP.
By:	/s/ SCOTT C. MORRISON
Name:	Scott C. Morrison
Title:	Vice President and Treasurer
BALL DELAWARE HOLDINGS, LLC
By:	/s/ SCOTT C. MORRISON
Name:	Scott C. Morrison
Title:	Vice President and Treasurer
BALL METAL FOOD CONTAINER, LLC
By:	/s/ SCOTT C. MORRISON
Name:	Scott C. Morrison
Title:	Vice President and Treasurer

Accepted:
LEHMAN BROTHERS INC. BANC OF AMERICA SECURITIES LLC J.P. MORGAN SECURITIES INC. DEUTSCHE BANK SECURITIES INC.
For themselves and as Representatives of the several Underwriters named in Schedule 1 hereto
By	LEHMAN BROTHERS INC.
By:	/s/ STEPHEN MEHOS Name: Stephen Mehos Title: Managing Director
By	BANC OF AMERICA SECURITIES LLC
By:	/s/ JOHN C. MCCUSKER Name: John C. McCusker Title: Managing Director
By	J.P. MORGAN SECURITIES INC.
By:	/s/ STEVE TULIP Name: Steve Tulip Title: Managing Director
By	DEUTSCHE BANK SECURITIES INC.
By:	/s/ MARK FEDERICK Name: Mark Federick Title: Managing Director
By:	/s/ JAMES PARIS Name: James Paris Title: Director

SCHEDULE 1

Underwriters	Principal Amount of Notes to be Purchased
Lehman Brothers Inc.	135,000,000
Banc of America Securities LLC	90,000,000
J.P. Morgan Securities Inc.	90,000,000
Deutsche Bank Securities Inc.	90,000,000
BNP Paribas Securities Corp.	22,500,000
McDonald Investments Inc.	22,500,000

Total	$450,000,000

SCHEDULE 2

Guarantors

1.
Ball Aerospace and Technologies Corp., a Delaware corporation

2.
Ball Metal Beverage Container Corp., a Colorado corporation

3.
Ball Metal Food Container Corp., a Delaware corporation

4.
Ball Metal Packaging Sales Corp., a Colorado corporation

5.
Ball Packaging Corp., a Colorado corporation

6.
Ball Plastic Container Corp., a Colorado corporation

7.
Ball Technologies Holdings Corp., a Colorado corporation

8.
Latas de Aluminio Ball, Inc., a Delaware corporation

9.
Ball Pan-European Holdings, Inc., a Delaware corporation

10.
BG Holdings I, a Delaware corporation

11.
BG Holdings II, a Delaware corporation

12.
Efratom Holding Inc., a Colorado corporation

13.
Metal Packaging International, Inc., a Colorado corporation

14.
Ball Aerosol and Specialty Container Corp., a Delaware corporation

15.
Ball Delaware Holdings, LLC, a Delaware limited liability company

16.
Ball Metal Food Container, LLC, a Delaware limited liability company

EXHIBIT A

FORM OF OPINION OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM, COUNSEL TO THE COMPANY

Provided separately

Exhibit B

FORM OPINION OF CHARLES BAKER, VICE PRESIDENT AND GENERAL COUNSEL OF THE COMPANY

Provided separately

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UNDERWRITING AGREEMENT